SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                                 _______________

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): May 16, 2002

                         TII NETWORK TECHNOLOGIES, INC.
               --------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)

                                    DELAWARE
                            ------------------------
                            (State of Incorporation)


           1-8048                                           66-0328885
    ---------------------                      ---------------------------------
    (Commission File No.)                      (IRS Employer Identification No.)




          1385 Akron Street, Copiague, New York          11726
          ----------------------------------------    ----------
          (Address of Principal Executive Offices)    (Zip Code)


                                 (631) 789-5000
               --------------------------------------------------
               (Registrant's telephone number, including area code


                                 Not Applicable
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)


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Item 5.   Other Events
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     The Company has received a Nasdaq Staff Determination  Letter dated May 16,
2002 indicating that its common stock fails to comply with Nasdaq's minimum bid price requirements for continued listing on The Nasdaq National Market (NMS) as set forth in Nasdaq's Marketplace Rule 4450(a)(5) and that the Company's common stock is, therefore, subject to delisting from the NMS.

     However, under Nasdaq Marketplace Rules, TII has requested an oral hearing before the Nasdaq Listing Qualifications Panel to review the Staff Determination and to request continued listing. The hearing request will defer the potential delisting of the Company's common stock pending the Panel's decision. There can be no assurance that the Panel will grant the Company's request for continued listing. If the Company's common stock is to be delisted from the Nasdaq National Market, the Company intends to apply to transfer its common stock to The Nasdaq SmallCap Market.

     The Company's press release dated May 22, 2002 with respect thereto is annexed to this Report as Exhibit 99.1.

Item 7.   Financial Statements and Exhibits.
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         (a)   Financial statements of business acquired:

               Not applicable.

         (b)   Pro forma financial information:

               Not applicable.

         (c)   Exhibits:

               99.1    The Company's Press Release dated May 22, 2002.

                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                          TII NETWORK TECHNOLOGIES, INC



Date: May 23, 2002                        By: /s/ Kenneth A. Paladino
                                              ----------------------------------
                                              Kenneth A. Paladino,
                                              Vice President-Finance, Treasurer
                                              and Chief Financial Officer


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                                  EXHIBIT INDEX
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Exhibit
Number         Description
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99.1           The Company's Press Release dated May 22, 2002.






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